EXHIBIT 99


             DOMINION RESOURCES AND CONSOLIDATED NATURAL GAS COMBINE
                        TO FORM $25 BILLION ENERGY GIANT

                           SERVING 4 MILLION CUSTOMERS
                     IN MIDWEST, MID-ATLANTIC AND NORTHEAST

                Creates Fully Integrated Electric And Gas Company
                  Positioned for Converging Energy Marketplace


RICHMOND, VA & PITTSBURGH (FEBRUARY 22, 1999) - Dominion Resources, Inc. [NYSE:
DRI] and Consolidated Natural Gas Company [NYSE: CNG] today announced they are merging to form the nation's fourth largest integrated electric power and natural gas provider, serving nearly 4 million retail customers in five states. Market capitalization of the combined entity will exceed $25 billion - consisting of approximately $14.5 billion in equity, $9.5 billion in debt and minority interests, and $1.1 billion in preferred stock.

Under the terms of the definitive merger agreement approved unanimously by each company's boards of directors, DRI will acquire all of the shares of CNG. Under the agreement, each common share of CNG will be converted into 1.52 shares of DRI. Based upon the closing price of DRI on Friday, February 19, 1999, this represents a premium of 25.3%. DRI will issue approximately $6.3 billion in stock to CNG stockholders to complete the transaction. CNG stockholders will own approximately 43% of the combined company. It is expected to become accretive to earnings per share by the end of the second year after completion of the transaction.

When the merger is completed, it will create the premier fully integrated electric and gas company in the United States with about $8.8 billion in revenues, $23.9 billion in assets, annual cash flow in excess of $2 billion and 17,000 employees. The combined company will have an energy portfolio of more than 20,000 megawatts of power generation, 2.4 trillion cubic feet equivalent in natural gas and oil reserves, producing nearly 300 billion cubic feet equivalent annually, and will operate a major interstate gas pipeline system and the largest natural gas storage system in North America. The combination will rank as the eleventh largest independent oil and gas producer in the United States measured by reserves.

"This is an irresistible combination. It unites two of the most respected names in electricity and natural gas and provides us the critical mass needed for today's dynamic energy sector," said Thos. E. Capps, chairman, president and chief executive officer of DRI. "Fundamentally, we are bringing together high-quality assets with excellent, complementary operations that serve strong, neighboring gas and electric markets."

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"This strategic merger will enhance value across the energy production and delivery system - from the wellhead all the way to the final destination, the customer. The company will be able to offer a complete line of energy products as the $300 billion gas and electric industries continue to converge. The energy industry is changing. Utility deregulation, competition and fuel convergence are rapidly sweeping across the nation. Our combined company will have the scale, scope and skills to be successful in the competitive energy marketplace. We are creating a formidable platform for growth in a region that is home to 40 percent of the nation's demand for energy," Mr. Capps added.

"It's a natural fit for our shareholders, customers and employees," said George
A. Davidson, Jr., chairman and chief executive officer of CNG. "Shareholders will benefit from the earnings growth created by a larger, strategically positioned company with a track record of financial strength. Customers will benefit from a strong, new competitor aggressively pursuing gas and electric retail markets. And, our employees will share in opportunities created by one of the nation's largest and best positioned energy companies."

"Additionally, the merger aligns our own successful leadership team with seasoned managers who are proven in the competitive marketplace. It's also important to note that DRI and CNG have similar corporate cultures, strategies and management styles. And each has a long history of community and civic involvement that will continue," Mr. Davidson said.

Mr. Capps said, "We welcome the capable and experienced employees of CNG to our DRI family. We'll work together to deliver superior results for our customers and our owners. Our employees' skill and dedication represent our greatest strength."

CNG shareholders will receive the DRI dividend in effect at the time of the close of the merger. DRI currently pays an annual dividend of $2.58 per share.

The combined entity expects to enhance revenues by:

     o Aggressively marketing a complete portfolio of energy products and services in rapidly deregulating markets in the Midwest, Mid-Atlantic, and Northeast, comprising 40 percent of the nation's energy demand. The combined company will have an asset network already serving a retail footprint of 4 million customers in the region.

     o Capitalizing on economies of scale and our unique set of assets up and down the energy production and distribution value chain to become the lowest cost provider of gas and electric products at both the wholesale and retail levels.

     o Combining our complementary asset base and existing skills required to site, build, and operate efficient, gas-fired power generation facilities in strategic locations in the Midwest, Mid-Atlantic and Northeast.

     o Expanding exploration and production opportunities to diversify risks and lower operating costs. The combined company will have a broad portfolio of oil and gas reserves and production in the Gulf of Mexico, Appalachian Basin, Rocky Mountains and Canada.

And, the companies expect to realize cost savings from the elimination of duplicate corporate and administrative programs, greater efficiencies in operations and business processes, and streamlined purchasing practices. Customers will continue to enjoy the same safe, reliable service provided by the same people who service them today. Because this combination is based on growth, the companies anticipate minimal workforce reductions as a result of the merger. The company will use a combination of growth, reduced hiring and attrition to minimize the need for employee separations. All union contracts will be honored.

Mr. Capps will be president and chief executive officer of the combined company, and Mr. Davidson will serve as chairman until his previously announced retirement in August 2000. The board of directors will have 17 members, ten of whom will be designated by DRI and seven of whom will be designated by CNG. The combined company will be named Dominion Resources and be headquartered in Richmond, Virginia. The gas distribution, pipeline and storage operations will continue to be headquartered in Pittsburgh. The combined company will also maintain significant operation centers in the cities of New Orleans and Norfolk, VA, as well as in Ohio and West Virginia.

The transaction is conditioned, among other things, upon the approvals of shareholders of both companies, opinions of counsel on the tax-free nature of the transaction, opinions of independent auditors that the transaction will be treated as a pooling of interests for accounting purposes, approvals of various federal regulatory agencies, and the completion of regulatory processes in the states where the combined company will operate. The companies anticipate that regulatory procedures can be completed in about 12 months.

Lehman Brothers Inc. acted as financial advisor to DRI. Merrill Lynch & Co. acted as financial advisor to CNG. LeBoeuf, Lamb, Greene & MacRae, L.L.P. and McGuire Woods Battle & Boothe, LLP are legal counsel to DRI and Cahill Gordon & Reindel and Buchanan, Ingersoll P.C. are legal counsel to CNG.

Consolidated Natural Gas Company (CNG) is one of the nation's largest producers, transporters, distributors and retail marketers of natural gas. The company's natural gas transmission and distribution operations serve customers in Ohio, Pennsylvania, Virginia, West Virginia, New York and other states in the Northeast and Mid-Atlantic regions. CNG explores for and produces oil and natural gas in the United States and Canada, and makes selective investments abroad.

Dominion Resources is an $18 billion holding company active in regulated and competitive electric power, natural gas and oil development and selected financial services. It has electric power and natural gas operations throughout the United States and in Canada, the United Kingdom, Bolivia, Peru, Argentina and Belize.

This press release contains forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934. The forward-looking statements are subject to various risks and uncertainties. Discussion of factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations may include factors that are beyond the company's ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Other factors include, but are not limited to, weather conditions, economic conditions in the company's service territory, fluctuations in energy-related commodity prices, conversion activity, other marketing efforts and other uncertainties. Other risk factors are detailed from time to time in the two companies' SEC reports.

Note to Editors: Today's news release, along with other news about DRI and CNG, is available on the Internet at http://www.domres.com and http://www.cng.com.

  SATELLITE UPLINK FOR DRI / CNG B-ROLL:


Monday, February 22, 1999
07:30 - 08:00 AM EST                                 12:00 - 12:30 PM EST
Telstar 4; Transponder 20                            Telstar4; Transponder 20
Downlink frequency: 4100                             Downlink frequency: 4100

If you have any technical questions or problems with the satellite feed for B-Roll, please call Bret Curran at (212) 627-5622.

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Contact.,

Contacts for DRI:
Media:
Mark Lazenby
(804) 819-2042
Hunter Applewhite
(804) 819-2043
Investors:
Thomas Wohlfarth
(804) 819-2150
Suzette Mata
(804) 819-2154
or
Contacts for CNG:
Media:
Chet Wade
(412) 690-1361
Dan Donovan
(412) 690-1370

Investors:
Jim Garrett
(412) 690-1485
Dan Zajdel
(412) 690-1241